SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 30, 1998


                                DAY RUNNER, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



     95-3624280                                             0-19835
(Commission File Number)                    (I.R.S. Employer Identification No.)


                               15295 Alton Parkway
                                Irvine, CA 92618
                    (Address of principal executive offices)


        Registrant's telephone number, including area code: 714/680-3500


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Item 2.  Acquisition or Disposition of Assets.


     On October 30, 1998, Day Runner, Inc. ("the Registrant") announced that it had assumed control of Filofax Group plc ("Filofax") as a result of its previously announced cash tender offer for the outstanding shares of Filofax stock. The Registrant's offer was for (pound)2.10 per share (approximately $3.49). The Registrant owned or had received valid acceptances of its cash tender offer for approximately 87% of the outstanding shares of Filofax as of October 30, 1998. The Registrant had announced a cash tender offer for the Filofax shares on September 24, 1998 and had revised its offer on September 25, 1998 to reflect the agreement it had reached with the Board of Directors of Filofax on the terms of the cash tender offer. The Registrant expects to acquire the remaining outstanding shares of Filofax before the end of 1998. The acquisition of Filofax will be funded by bank debt. Filofax will operate as a subsidiary of the Registrant. The transaction is valued at approximately $85,500,000.

     Filofax is the leading producer of loose-leaf personal organizers for the retail market in the United Kingdom, and the Filofax brand name is widely recognized in a number of other key markets around the world. In addition to its core personal organizer business, Filofax markets business forms and high-end pens. Filofax has wholly owned subsidiaries in France, Germany, Hong Kong, Scandinavia, the U.K. and the U.S. and sells primarily through retail distribution channels in each market.

     Filofax's sales from continuing operations for its fiscal year ended March 31, 1998 were approximately (pound)37.7 million (approximately US$62.6 million), with approximately US$54.0 million, or 86.4% to markets outside the U.S. The Registrant's sales for its fiscal year ended June 30, 1998 were approximately $167.8 million, with approximately $12.2 million, or 7.3% to markets outside the U.S. Currency conversions in this presentation have been made using an exchange rate of 1.66 which was the exchange rate on November 10, 1998.

Item 5.    Other Events.

           See attached exhibits.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

          (a)      Financial Statements of business acquired
                     To be filed by amendment.

          (b)      Proforma Financial information to be filed  by  amendment
                     To be filed by amendment.

          (c)      Exhibits

                   Item No.                           Exhibit Index
                   --------                           -------------

                   99.1                Press Release issued November 12, 1998
                                       by the Registrant



                                          SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     DAY RUNNER, INC.


                                            By:
                                                     James E. Freeman, Jr.
                                                     Chief Executive Officer

Dated:   October 30, 1998


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                                        EXHIBIT INDEX


Exhibit Number                         Description                      Page No.